SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 4, 2008

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260-7250 Northwest Expressway

Oklahoma City, Oklahoma                                   73132

(Address of principal executive offices)               (Zip Code)

(405) 728-3800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Former Certifying Accountant

On February 4, 2008, Nitro Petroleum Incorporated (the "Company") informed Amisano Hanson, Chartered Accountants (the “Accountant”) that the Company was dismissing the Accountant as the Company’s independent auditors. The Company's Board of Directors has approved the dismissal of the Accountant. The Company has provided a copy of this Current Report on Form 8-K to the Accountant and asked that the Accountant submit a letter to the Securities & Exchange Commission stating whether it with the statements by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree.

The Company dismissed the Accountant primarily to avoid regulatory oversight by the British Columbia Securities Commission, which has a policy of monitoring and regulating United States corporations traded on the Over The Counter Bulletin Board that have a presence in British Columbia. Because the Accountant is located in British Columbia, the Company’s continued engagement of the Accountant would have resulted in the Company’s continued regulation by the British Columbia Securities Commission, which is costly and duplicative of regulation by the Securities and Exchange Commission. The Company no longer has any presence in British Columbia, Canada and, as such, is no longer subject to regulation by the British Columbia Securities Commission.

At no time did the Company have any disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Accountant, would have caused Accountant to make a reference to the subject matter of the disagreement in connection with its report on the Company.

The Accountant’s reports on Form 10-KSB for fiscal years ended January 31, 2006 and 2007, each contained an explanatory paragraph as to certainty regarding the Company's ability to continue as a going concern. The Accountant indicated that it had prepared the financial statements assuming that the Company would continue as a going concern. The Accountant noted in each report that the Company is in the pre-exploration stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters, raised substantial doubt as to the Company’s ability to continue as a going concern. The Accountant’s report for each year also noted that the financial statements do not include any adjustments that might result from the outcome of the uncertainty of the Company’s ability to continue as a going concern.

Appointment of New Certifying Accountant

On February 4, 2008, the Company engaged Killman Murrell & Company PC Certified Public Accountants (“Killman Murrell”) as its new independent registered public accounting firm effective immediately. Prior to appointment as its independent registered public accounting firm, the Company has not consulted Killman Murrell on any of the matters referenced in Regulation S-B Item 304(a)(2).

Item 9.01. Financial Statemetns and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16	Letter re: change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By	/s/ Larry Wise

Larry Wise, President

February 14, 2008

Exhibit Index

Exhibit No.	Description	Method of Filing

16	Letter re: change in certifying accountant	Filed herewith electronically